UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018 (June 20, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2018, Aerkomm Inc. (the “Company”) entered into a Strategic Cooperation Framework Agreement (the “Tencent Framework Agreement”) with Guang Dong Tengnan Internet Information Technology Co., Ltd. (“Guangdong Tengnan Internet”), a wholly owned subsidiary of Shenzhen Tencent Computer System Co., Ltd. (“Tencent”), one of the leading integrated internet service providers in China. Pursuant to the terms of the Tencent Framework Agreement, the Company and Tencent agreed to cooperate to explore ways to incorporate Tencent’s platform of product offerings, such as WeChat Pay and Tencent QQ instant messaging, into the Company’s in-flight entertainment and connectivity systems.

The Tencent Framework Agreement expires on December 31, 2018. The Company agreed that it would not make similar agreements with Chinese internet companies of the same type during the term of the Tencent Framework Agreement and also agreed that, when the Tencent Framework Agreement expires, the Company shall give priority to renewing cooperation with Guangdong Tengnan Internet.

The Tencent Framework Agreement is the guiding document for the long-term cooperation between the Company and Tencent, but the goals, responsibilities and plans involved in specific cooperation shall be set forth in separate contracts.

On June 20, 2018, the Company entered into a Cooperation Framework Agreement (the “Yihe Framework Agreement”) with Shenzhen Yihe Culture Media Co., Ltd. (“Yihe”), the authorized agent of Guangdong Tengnan Internet, pursuant to which Yihe will promote the development of strategic cooperation between the Company and Guangdong Tengnan Internet. Specifically, Yihe agreed to assist the Company with public relations and advertising, such as market and brand promotion, as well as brand recognition in China (excluding Hong Kong, Macao and Taiwan), including but not limited to news dissemination, creative planning and support of campaigns, financial public relations and internet advertising. More specifically, Yihe will help the Company develop a working application of the WeChat Pay payment solution as well as WeChat applets applicable for Chinese users and relating to cell phone and WiFi connectivity on airplanes, and Yihe will assist the Company in integrating other Tencent internet-based original product offerings. As compensation, the Company agreed to pay Yihe RMB 8 million (approximately $1.2 million), with RMB 2,000,000 (approximately $309,000) to be paid before June 30, 2018 and the remaining RMB 6,000,000 (approximately $927,000) to be paid by August 15, 2018.

The term of the Yihe Framework Agreement is from June 15, 2018 to June 15, 2019. During the term, both parties agreed that they would not cooperate with any other third party on the Company’s related business or other similar business involved in the Yihe Framework Agreement. In addition, both parties agreed that either party has the right of first refusal to renew the Yihe Framework Agreement.

The Yihe Framework Agreement may be terminated at any time by mutual agreement of both parties. In addition, either party may unilaterally terminate the Yihe Framework Agreement in the event of bankruptcy or liquidation of the other party, if the main part or the business license of the other party is revoked, or the other party is dissolved, or if the other party is unable to continue to perform its obligations due to force majeure. Yihe may also unilaterally terminate in case of the following circumstances: (i) the Company’s payment is more than thirty (30) days overdue; (ii) the advertising materials, pages or content provided by the Company violate the provisions in laws and regulations of the People’s Republic of China, normative legal documents issued by the business administration departments in different areas, and the Company is penalized but refuses to make corrections within seven (7) days; (iii) the dimension and size of the advertising materials provided by the Company are not in accordance with the dimension and size specified in the advertisement quotation given by Yihe, but the Company refuses to make corrections within seven (7) days; (iv) the advertising materials, pages or content provided by the Company infringe on the lawful rights and interests of others, but the Company refuses to make corrections within seven (7) days; (v) the advertising materials, pages and content provided by the Company contain elements that infringe upon Yihe or Tencent’s rights and interests, or defame Yihe or Tencent’s image, but the Company refuses to make corrections within seven (7) days; (vi) the advertising materials, pages and content provided by the Company violate the provisions specified in the advertisement review code of Yihe, but the Company refuses to make corrections within seven (7) days; or (vii) the Company modifies content that has been checked and approved by Yihe without the confirmation of Yihe, and it happens three times (or more).

The foregoing summary of the terms and conditions of the Tencent Framework Agreement and the Yihe Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements filed as exhibits to this report, which are incorporated herein by reference.

1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (Chinese language - Official)
10.2	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (English translation - Unofficial)
10.3	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (Chinese language - Official)
10.4	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (English translation - Unofficial)
99.1	Press Release dated June 21, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer

3